Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
OMRIX BIOPHARMACEUTICALS, INC.
at
$25.00 NET PER SHARE
Pursuant to the Offer to Purchase dated November 25, 2008
by
BINDER MERGER SUB, INC.
a wholly-owned subsidiary of
JOHNSON & JOHNSON

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 23, 2008, UNLESS THE OFFER IS EXTENDED.

November 25, 2008

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 25, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (the “Offer”) by Binder Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of Johnson & Johnson, a New Jersey corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Omrix Biopharmaceuticals, Inc., a Delaware corporation, at a purchase price of $25.00 per Share, net to the seller in cash without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The offer price for the Offer is $25.00 per Share, net to you in cash without interest, less any required withholding taxes.

2.	The Offer is being made for all outstanding Shares.

3.	The Offer will expire at 12:00 midnight, New York City time, on December 23, 2008 unless the Offer is extended by the Purchaser. Except as otherwise described in Section 4 of the Offer to Purchase, previously tendered Shares may be withdrawn at any time until the Offer has expired and, if the Purchaser has not accepted such Shares for payment by January 23, 2009, such Shares may be withdrawn at any time after that date until the Purchaser accepts Shares for payment.

4.	The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

5.	Tendering stockholders who are registered stockholders or who tender their Shares directly to Computershare Limited (the “Depositary”) will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Purchaser’s purchase of Shares pursuant to the Offer.

A Tax Declaration to provide information to your clients in connection with withholding of Israeli taxes. Each of your clients must complete and return this form to you so that you are able to provide the Depositary with instructions as to whether your clients are eligible for an exemption for Israeli withholding tax. If you already have information that would otherwise certify that your clients are eligible for an exemption for Israeli withholding tax, please provide this information to the Depositary.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
OMRIX BIOPHARMACEUTICALS, INC.
at
$25.00 NET PER SHARE
Pursuant to the Offer to Purchase
dated November 25, 2008
by
BINDER MERGER SUB, INC.
a wholly-owned subsidiary of
JOHNSON & JOHNSON

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 25, 2008, and the related Letter of Transmittal, in connection with the offer (the “Offer”) by Binder Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of Johnson & Johnson, a New Jersey corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Omrix Biopharmaceuticals, Inc., a Delaware corporation, at a purchase price of $25.00 per Share, net to the seller in cash without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:  , 200

(Signature(s))

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